UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015 (June 30, 2015)

ATLANTIC ALLIANCE PARTNERSHIP CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-37360	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue

New York, New York 10022
(Address of principal executive offices, including Zip Code)

(212) 409-2434

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2015, John Bernbach resigned as a member of the board of directors (the “Board”) of Atlantic Alliance Partnership Corp. (the “Company”). Mr. Bernbach did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Bernbach was a member of the compensation committee of the Board (the “Committee”). On June 30, 2015, immediately prior to Mr. Bernbach’s resignation, the members of the Committee appointed Daniel Winston to fill the vacancy on the Committee resulting upon the resignation of Mr. Bernbach.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2015	ATLANTIC ALLIANCE PARTNERSHIP CORP.

	By:	/s/ Jonathan Mitchell
Name: Jonathan Mitchell
Title: Chief Financial Officer